UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CHINA HYDROELECTRIC CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	20-8979735
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

25B, New Poly Plaza, No. 1 North Chaoyangmen Street
Dongcheng District, Beijing
People's Republic of China	100010
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
American Depositary Shares each representing three Ordinary Shares	New York Stock Exchange
Ordinary Shares, par value $0.001 per share	New York Stock Exchange *
Warrants each to purchase three Ordinary Shares	New York Stock Exchange
* Not for trading, but only in connection with the registration of American Depositary Shares.
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-163558.
Securities registered pursuant to Section 12(g) of the Act: None
(Title of class)

ITEM 1. Description of the Registrant’s Securities to be Registered
     The description of the securities to be registered will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-163558), as amended, relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange.
ITEM 2. Exhibits
     The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA HYDROELECTRIC CORPORATION
Date: January 21, 2010	By:	/s/ John D. Kuhns
	Name:	John D. Kuhns
	Title:	Chairman and Chief Executive Officer